Exhibit 99.1

Conference Call Script
LQDT 3Q07

Good Afternoon and Welcome to Liquidity Services, Inc.’s Earnings Release Conference Call for the Fiscal Third Quarter for the three months ending June 30, 2007. During this call we will refer to Liquidity Services, Inc. as LSI. Presenting today are Bill Angrick, our Chairman and Chief Executive Officer, and Jim Rallo, our Treasurer and Chief Financial Officer.

This conference call is also being broadcast through the Internet and is available through the Investor Relations section of the Liquidity Services, Inc. Website.

Before we begin, I’d like to remind you that matters discussed on this call contain forward-looking statements that involve risks and uncertainties concerning LSI’s expected financial performance as well as LSI’s strategic and operational plans. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include a variety of factors, some of which are beyond our control. These forward-looking statements speak as of today, and you should not rely on them as representing our views in the future, and we undertake no obligation to update these statements after this call.

Please refer to our SEC filings as well as our current earnings release posted a few minutes ago on our website, for a more detailed description of the risk factors that may affect our results. Copies of these documents may be obtained from the SEC or by visiting the investor relations section of our website.

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS. We believe these non-GAAP measures provide useful information to both management and investors. These measures, however, should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all non-GAAP measures included in this conference call, to the nearest GAAP measure, can be found in the financial tables included in the press release.

We also use certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors. This supplemental operating data includes GMV and should not be considered a substitute for, or superior to, GAAP results.

At this time, I’d like to turn the presentation over to our CEO, Bill Angrick.

Good afternoon.

As detailed in our press release Q3 was another strong quarter for LSI thanks to the efforts of our dedicated employees, our focus on customer value and our shared passion for continuous improvement in our business.

During the quarter overall GMV grew 34% YOY, adjusted EBITDA grew 46% YOY and adjusted net income increased 34% YOY.

LSI’s strategic goal is to develop the most efficient online marketplace and value-added services to enable global enterprise customers to transact wholesale, surplus and salvage goods.

Our performance during the quarter reflected solid execution of our business strategy as we achieved record GMV of $62.3 million. In addition, we reported sequential growth in all of our major business segments, including commercial, DoD scrap and DOD surplus.

Our commercial business grew approximately 126% over the prior year period driven by strong contributions in our consumer electronics, office equipment and apparel categories. It is important to remember that the commercial business is a relatively new business for LSI. We have grown this business segment from an annualized GMV of $51 million in Q3 FY06 to an annualized GMV of $116 million in Q3 FY07. We have done this by experimenting with a variety of programs within companies, and across the supply chain, in order to gain valuable insights that support our investments to drive sustainable competitive advantages. We are quite frank in noting that not all pilot programs with commercial customers will continue as the parties may not agree to terms that are acceptable from a business or financial point of view. As noted in our earnings press release, our near term guidance reflects the anticipated loss of GMV in Q4 associated with a pilot program conducted in Q3.

Business development activity within our commercial business remains strong. We continue to test and develop capabilities to meet the long term needs of our clients and to support a much larger commercial business. Specifically, we are exploring more opportunities to serve manufacturers as a complement to our existing portfolio of primarily retail clients. Our overall growth with clients within the retail sector has resulted in more seasonality in our business which is also reflected in our Q4 guidance.

Our buyer marketplace continues to deliver strong results for our sellers as we averaged over 5 auction participants per completed transaction during Q3 and now enjoy over 1.1 million auction participants in our online marketplaces on a trailing 12 month basis.

Our scrap business with the Department of Defense (DoD), which grew approximately 54% over the prior year period, also contributed to strong growth in GMV and Adjusted EBITDA during the quarter. The scrap business has exceeded our expectations as we continue to provide an efficient e-commerce marketplace for buyers to identify and purchase scrap metal.

Finally, as we previously anticipated, our DOD surplus GMV grew sequentially for the first time in five quarters. Based on improved property flows, we expect that sequential growth in our DoD surplus business will continue.

We are very proud of our strong results to date and remain focused on building our business for the long term. With this perspective, we have identified a number of near term priorities and investment initiatives that will maximize our long term growth and competitive advantages in the marketplace.

First, we intend to expand our scope of services to increase our level of integration with sellers.

Second, we intend to further segment the buyer marketplace and develop the appropriate offerings to expand the demand side of our business.

Third, we intend to continue to add talent and depth in our commercial business to support the needs of our buyers and sellers.

I will now turn the presentation over to Jim Rallo, our CFO and Treasurer.

Thanks Bill

The Company continues to experience strong top line growth; as the amount of gross merchandise volume, or GMV, transacted through our marketplaces increased $15.6 million, or 33.5%, to $62.3 million for the three months ended June 30, 2007 from $46.7 million for the three months ended June 30, 2006. We believe this increase is attributable to our investment in our sales and marketing organization, the acquisition of STR on October 16, 2006, as well as increased market acceptance by corporate sellers and professional buyers of our online marketplaces as an efficient channel to auction and purchase wholesale, surplus and salvage assets, which resulted in 126.3% growth in our commercial market place over the same period last year. In addition, our Scrap Contract business, which generated 29.2% of our revenue and 24.6% of our gross merchandise volume for the three months ended June 30, 2007, grew 54.2% from the three months ended June 30, 2006. The growth of our commercial and scrap businesses was partially offset by a 27.2% decrease in our surplus business from the three months ended June 30, 2006 compared to the three months ended June 30, 2007.

Revenue increased $13.8 million, or 35.5%, to $52.5 million for the three months ended June 30, 2007 from $38.7 million for the three months ended June 30, 2006. This increase was primarily due to the items driving GMV growth.

Cost of goods sold (excluding amortization) increased $10.0 million, or 290.5%, to $13.4 million for the three months ended June 30, 2007 from $3.4 million for the three months ended June 30, 2006. As a percentage of revenue, cost of goods sold (excluding amortization) increased to 25.6% for the three months ended June 30, 2007 from 8.9% for the three months ended June 30, 2006. This increase was primarily due to an increase in merchandise we purchased for our own account and the acquisition of STR.

Profit-sharing distributions decreased $3.1 million, or 15.2%, to $17.4 million for the three months ended June 30, 2007 from $20.5 million for the three months ended June 30, 2006. As a percentage of revenue, profit-sharing distributions decreased to 33.2% for the three months ended June 30, 2007 from 53.0% for the three months ended June 30, 2006. This decrease is a result of faster growth in our commercial business, where most of our sellers have adopted our consignment model, as well as a decrease in the amount of profits we are required to pay the DoD under our Surplus Contract, which was modified on September 12, 2006.

Technology and operations expenses increased $2.8 million, or 52.7%, to $8.1 million for the three months ended June 30, 2007 from $5.3 million for the three months ended June 30, 2006. As a percentage of revenue, these expenses increased to 15.5% for the three months ended June 30, 2007 from 13.7% for the three months ended June 30, 2006. The increase was primarily due to the addition of 107 technology and operations personnel the majority of which were needed to support the increased volume of transactions and merchandise discussed above for our commercial business, where we added four distribution centers over the last 12 months, and an additional 49 operating personnel, which were needed to support our inventory assurance program under the Surplus Contract in conjunction with the contract modification on September 12, 2006. We are also experiencing less than optimal utilization of our distribution center network, where we have invested over the last 12 months to support continued growth in our commercial business.

Sales and marketing expenses increased $1.2 million, or 47.5%, to $3.6 million for the three months ended June 30, 2007 from $2.4 million for the three months ended June 30, 2006. As a percentage of revenue, these expenses increased to 6.8% for the three months ended June 30, 2007 from 6.2% for the three months ended June 30, 2006. This increase was primarily due to our hiring of 23 additional sales and marketing personnel and $0.3 million in increased expenditures on marketing and promotional activities, the majority of which was needed to support the growth of our commercial business.

General and administrative expenses increased $1.4 million, or 40.7%, to $4.7 million for the three months ended June 30, 2007 from $3.3 million for the three months ended June 30, 2006. As a percentage of revenue, these expenses increased to 9.0% for the three months ended June 30, 2007 from 8.6% for the three months ended June 30, 2006. The increase was primarily due to (1) costs of $0.9 million related to additional accounting, legal, insurance, compliance and other expenses needed to support our growth and the requirements of being a public company, (2) expenses of $0.3 million related to the adoption of Statement 123(R) and (3) costs of $0.1 million for travel related expenses associated with business development efforts.

The Company continues to have strong cash flow growth. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA, increased $1.8 million or 46.3% to $5.8 million for the three months ended June 30, 2007 from $4.0 million for the three months ended June 30, 2006.

The three months ended June 30, 2007 represent the Company’s continued achievement of better than 30% bottom line growth. Adjusted net income increased $0.9 million or 33.8% to $3.4 million for the three months ended June 30, 2007 from $2.5 million for the three months ended June 30, 2006.

Adjusted diluted earnings per share increased $0.03 or 33.3% to $0.12 for the three months ended June 30, 2007, based on 28.3 million diluted weighted average shares outstanding, from $0.09 and 28.3 million diluted weighted average shares outstanding for the three months ended June 30, 2006.

I will now discuss the Company’s other key operating metrics, as I have already touched on GMV, which management believes allows us to monitor the success of our marketing programs, as well as our lotting and merchandising strategies.

During the last 12 months, we also benefited from our ability to more effectively market assets to potential buyers as we gained transaction experience and industry knowledge in the vertical product segments auctioned through our marketplaces. Our marketing efforts resulted in an approximate 32.6% increase in registered buyers to approximately 649,000 at June 30, 2007 from approximately 489,000 at June 30, 2006.

Auction Participants, which consist of registered buyers who have bid in an auction during the period, and are counted more than once if they bid in more than one auction, increased to 287,000 for the three months ended June 30, 2007, representing an increase of 26,000 or approximately 10.2% over the 261,000 Auction Participants for the three months ended June 30, 2006.

Completed Transactions increased 6.8% to approximately 54,000 for the three months ended June 30, 2007 from approximately 50,000 for the three months ended June 30, 2006. In addition, the Company has seen a significant increase in average transaction value to $1,156 for the three months ended June 30, 2007 from $925 for the three months ended June 30, 2006. This 25.0% increase is being driven by our buyers, who are looking for larger merchandise lots, especially in our scrap business.

The Company continues to have a strong balance sheet. At June 30, 2007, LSI had $56.1 million of cash, current assets of $77.9 million and total assets of $100.4 million. The Company continues to be debt free with current liabilities of $21.1 million and long-term liabilities of $1.5 million, for total liabilities of $22.6 million at June 30, 2007. Stockholders Equity totaled $77.8 million at June 30, 2007.

The management team is providing the following guidance for the next quarter and fiscal year 2007. The following forward-looking statements are based on current business trends and our current operating environment, including (i) the reengineering of certain business and inventory processes in our Surplus business with the Department of Defense (DoD), which has resulted in a slowdown of property received by the DoD, (ii) our expectation that there will be a modest increase in the flow of goods received by the DoD over the next quarter; (iii) our belief that we have yet to realize the full potential of recent significant investments in new distribution centers, personnel, and value-added services necessary to support a much larger commercial business in the future, which has resulted in less than our target  profitability; (iv) our expectation that we will experience a seasonal slow down in supply from several of our historical commercial sellers during the next quarter; (v) our expectation that we will not continue the sale of certain products during the next quarter following the completion of a pilot program, because we were not able to come to satisfactory terms with the client; and (vi) the acquisition of STR Inc., which closed on October 16, 2006. Our results may be materially affected by changes in business trends and our operating environment, as well as by other factors, including investments we expect to make in our infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap contract with the DoD includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 20% up to 22%. Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year. We earned $1.0 million under this incentive feature for the 12 months ended June 30, 2007 and we recorded this amount in the quarter ended June 30, 2007. We are eligible to receive this incentive in each year of the term of the Scrap contract. In addition, there are incentive features in our Surplus contract that allow us to earn up to an additional 5.5% of the profit sharing distribution above our new base rate of 25%, which began December 1, 2006. For the purposes of providing guidance regarding our projected financial results for fiscal year 2007, we have assumed that we will not receive any of the Surplus contract incentive payments, as the period we would be eligible to record such incentive may not occur until fiscal year 2008.

Our guidance adjusts EBITDA and Diluted EPS for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $525,000 to $575,000 for the fourth quarter of fiscal year 2007.

We expect GMV for fiscal year 2007 to range from $232 million to $234 million. We expect GMV for Q4-07 to range from $57 million to $59 million.

We expect Adjusted EBITDA for fiscal year 2007 to range from $18.8 million to $19.0 million. We expect Adjusted EBITDA for Q4-07 to range from $4.2 million to $4.4 million.

We estimate Adjusted Earnings Per Diluted Share for fiscal year 2007 to be $0.40. In Q4-07, we estimate Adjusted Earnings Per Diluted Share to be $0.09.

We plan to provide specific guidance for fiscal year 2008 during our next earnings announcement, which will be subsequent to the conclusion of our fiscal year end September 30, 2007. We expect GMV and Adjusted EBITDA will increase approximately 25% and 30%, respectively, for fiscal year 2008.

I will now turn our discussion back over to Bill.

In closing, LSI is executing in line with our stated objectives through operational and financial discipline. We are very excited about the future and are well positioned to deliver long term growth for our stakeholders as we continue to build on our many strengths, including:

•                  Our large and growing buyer base that offers large lot liquidity for “as is” merchandise in the reverse supply chain;

•                  Our growing transaction database that enables us to effectively merchandise and price goods in the reverse supply chain marketplace;

•                  Our scalable technology platform that provides transparency and reach for buyers and sellers; and

•                  Our strong operating cash flows and balance sheet that provide us the financial flexibility to invest for future growth both organically and via acquisitions.

We thank you for your time and attention today and look forward to answering your questions at this time.